Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-91254) of Vista Gold Corp. (the "Company") and to the incorporation by reference therein of our report dated February 22, 2002, except as to notes 1 and 14 which are as of March 18, 2002, relating to the consolidated financial statements which appears in the Company's Annual Report on Form 10-KSB (Amendment No. 1) for the year ended December 31, 2001.


"PricewaterhouseCoopers LLP"

Chartered Accountants
Vancouver, BC, Canada

September 10, 2002